Exhibit 10.2

EXECUTION VERSION

SUPPORT AGREEMENT

SUPPORT AGREEMENT (this “Agreement”) dated as of June 25, 2014, among Nabors Industries Ltd., a Bermuda exempted company (“Navy”), and Nabors Red Lion Limited, a Bermuda exempted company (“Red Lion”), on the one hand, and Joshua E. Comstock, the Joshua E. Comstock Trust and JRC Investments, LLC (collectively, the “Stockholders”), on the other hand.

WHEREAS, each Stockholder is a stockholder of C&J Energy Services, Inc., a Delaware corporation (“Penny”);

WHEREAS, as of the date hereof, the Stockholders are collectively the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of 5,444,280 Penny Common Stock (the “Original Shares” and, together with any additional shares of Penny Common Stock issued in the manner described in Section 1.5 hereof, the “Subject Shares”);

WHEREAS, contemporaneously with the execution and delivery of this Agreement, Navy, Red Lion, and Penny have entered into an Agreement and Plan of Merger (as amended, supplemented, restated or otherwise modified from time to time, the “Merger Agreement”), providing for, among other things, the merger of a direct wholly owned Subsidiary of Red Lion with and into Penny, with Penny continuing as the surviving corporation in such merger (the “Merger”);

WHEREAS, in order to induce Navy, Red Lion and Penny to enter into the Merger Agreement, each Stockholder has agreed to enter into this Agreement and abide by the covenants and obligations with respect to the Subject Shares set forth herein; and

WHEREAS, capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Merger Agreement.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration given to each party hereto, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I

AGREEMENT TO VOTE

Section 1.1 Voting of Subject Shares; Irrevocable Proxy.

(a) Each Stockholder agrees to vote (or cause the holder of record on any applicable record date to vote), in person or by proxy, all of the Subject Shares in connection with any meeting of the stockholders of Penny (including any adjournment or postponement thereof) or any action by written consent in lieu of a meeting of stockholders of Penny (i) in favor of the approval of the Merger Agreement and the approval of any other matter that is required to be approved by the stockholders of Penny in order to effect the transactions contemplated by the Merger Agreement (including any proposal to adjourn or postpone a meeting of the stockholders of Penny to a later date if there are not sufficient votes to approve the Merger Agreement on the date on which the meeting is held); and (ii) against (A) any Acquisition Proposal or any agreement or arrangement constituting or related to an Acquisition Proposal, (B) any action that would result in a liquidation, dissolution, recapitalization, extraordinary dividend or other significant corporate reorganization of Penny; or (C) any action that would reasonably be expected to prevent, interfere with or delay the consummation of the Merger and the other transactions contemplated by the Merger Agreement or that would otherwise be inconsistent with the Merger and the other transactions contemplated by the Merger Agreement, and in connection therewith, each Stockholder agrees to execute any documents that are necessary or appropriate in order to effectuate the foregoing. Each Stockholder shall (or shall cause the holder of record on any applicable record date to) be present (in person or by proxy) at any meeting of stockholders of Penny (including any adjournment or postponement thereof) called to approve the Merger Agreement or otherwise cause the Subject Shares to be counted as present thereat for purposes of establishing a quorum.

(b) In furtherance of the foregoing, each Stockholder hereby irrevocably grants to, and appoints, until the termination of this Agreement in accordance with Section 2.1, Navy, each of Navy’s officers and any person or persons designated in writing by Navy, and each of them individually, as such Stockholder’s proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Stockholder, to vote or grant a written consent in respect of all of such Stockholder’s Subject Shares, or execute and deliver a proxy to vote or grant a written consent in respect of the Subject Shares, on the matters and in the manner specified in Section 1.1(a) of this Agreement. Each Stockholder hereby affirms that such irrevocable proxy is given in connection with, and in consideration of, the execution of the Merger Agreement by Navy, Red Lion and Penny, and that such irrevocable proxy is given to secure the performance of the duties of such Stockholder under this Agreement. Each Stockholder hereby further affirms that such proxy is irrevocable and is coupled with an interest sufficient in law to support an irrevocable power and may under no circumstances be revoked. Such proxy is executed and intended to be irrevocable in accordance with the provisions of Section 212 of the DGCL until the termination of this Agreement in accordance with Section 2.1. Each Stockholder shall execute any further agreement or form reasonably necessary or appropriate to confirm and effectuate the grant of the proxy contemplated herein. Each Stockholder hereby revokes (or causes to be revoked) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Stockholder’s Subject Shares. Navy may terminate this proxy with respect to each Stockholder at any time at its sole election by written notice provided to such Stockholder.

Section 1.2 No Transfers; No Inconsistent Arrangements. Except as provided hereunder, each Stockholder agrees not to, directly or indirectly, (i) transfer (which term shall include any sale, assignment, gift, pledge, hypothecation or other disposition), or consent to, agree to or permit any such transfer of, any or all of the Subject Shares or any interest therein (except for a transfer for estate or tax planning purposes, for charitable purposes or as charitable gifts or donations where the transferee or third party agrees in writing to be bound by the terms hereof), or create or permit to exist any Liens, proxies, voting trusts or agreements, options, rights, understandings or arrangements or any other encumbrances whatsoever on title, transfer, or exercise of any rights of a stockholder in respect of such Subject Shares (collectively, “Encumbrances”) that would prevent such Stockholder from voting the Subject Shares in accordance with this Agreement or from complying with its other obligations under this Agreement, other than any restrictions imposed by applicable law on any such Subject Shares; (ii) enter into any contract, option or other agreement, arrangement or understanding inconsistent with the terms of this Agreement with respect to any transfer of Subject Shares or any interest therein; (iii) grant or permit the grant of any proxy, power of attorney or other authorization in or with respect to the Subject Shares relating to the subject matter hereof; (iv) deposit or permit the deposit of the Subject Shares into a voting trust or enter into a voting agreement or arrangement with respect to the Subject Shares; or (v) take or permit any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby (any of the actions set forth in clauses (i) through (v) above, and any conversion, exchange or other disposition of the Subject Shares in a transaction related to an Acquisition Proposal being referred to in this Agreement as a “Transfer”). Any action taken in violation of the foregoing sentence shall be null and void ab initio. To the extent the a Stockholder’s Subject Shares are represented by certificates, such Stockholder shall make available to Penny such certificates in order for Penny to mark such certificates with legends required by the DGCL regarding the foregoing Transfer restrictions. If any involuntary Transfer of any of the Subject Shares shall occur, the transferee (which term, as used herein, shall include the initial transferee and any and all subsequent transferees of the initial transferee) shall take and hold such Subject Shares subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the valid termination of this Agreement.

Section 1.3 Non-Solicitation. Without limitation to Section 6.4 of the Merger Agreement, each Stockholder agrees not to, and to direct and use reasonable best efforts to cause its Representatives not to, directly or indirectly, initiate, solicit or knowingly encourage (including by way of furnishing confidential information) any third party to make an Acquisition Proposal or assist any third party in preparing or soliciting an offer relating in any way to an Acquisition Proposal; provided, however, that consistent with the provisions of Section 2.12 below, nothing herein shall limit or prohibit any Stockholder or any of its Representatives, in his or her capacity as an officer or director of Penny, from taking any action or failing to take any action in such capacity. Each Stockholder shall, and shall direct and use reasonable best efforts to cause its Representatives to, immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Acquisition Proposal.

Section 1.4 Documentation and Information. Each Stockholder (i) consents to and authorizes the publication and disclosure by Navy, Red Lion or Penny of Stockholder’s identity and holding of Subject Shares, and the nature of its commitments, arrangements and understandings under this Agreement (including, for the avoidance of doubt, the disclosure of this Agreement), in any press release, the Proxy Statement, the Form S-4 and any other disclosure document required in connection with the Merger Agreement, the Merger and any transactions contemplated by the Merger Agreement, and (ii) agrees to give to Navy as promptly as practicable any information related to the foregoing that Navy may reasonably require for the preparation of any such disclosure documents. Each Stockholder agrees to notify Navy as promptly as practicable of any required corrections with respect to any written information supplied by such Stockholder specifically for use in any such disclosure document, if and to the extent such Stockholder becomes aware that any such information shall have become false or misleading in any material respect.

Section 1.5 Changes to Subject Shares. Each Stockholder agrees that all shares of Penny Common Stock that such Stockholder purchases, acquires the right to vote or otherwise acquires beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of after the execution of this Agreement, including shares issued upon the exercise of Penny Share Units or Penny Stock Options, shall be subject to the terms of this Agreement and shall constitute “Subject Shares” for all purposes of this Agreement. In the event of any stock dividend or distribution, or any change to the Subject Shares by reason of any stock dividend or distribution, split-up, recapitalization, combination, exchange of shares or any other similar transaction, the term “Subject Shares” as used in this Agreement shall be deemed to refer to and include the Subject Shares and all such stock dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed or exchanged or which are received in the relevant transaction. Each Stockholder hereby agrees, while this Agreement is in effect, to notify Navy promptly in writing of the number and description of any additional Subject Shares of which such Stockholder acquires beneficial ownership or ownership of record.

Section 1.6 Representations and Warranties. Each Stockholder represents and warrants to Navy and Red Lion as follows:

(a) Such Stockholder (i) is the sole beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act) of, and has, and at the time of the Penny Stockholders Meeting will have, good title to, the such Stockholder’s Subject Shares, free and clear of any and all Encumbrances except for Encumbrances arising (A) hereunder, (B) from the status of any Subject Shares as Restricted Penny Shares or (C) any restrictions on transfer imposed by applicable federal or state securities laws; (ii) does not own, of record or beneficially, any shares of capital stock of Penny (or rights to acquire any such shares) other than the Subject Shares and shares underlying Penny Share Units or Penny Stock Options; and (iii) has the sole right to vote and dispose of, and holds sole power to issue instructions with respect to, the matters set forth in this Agreement with no material limitations, qualifications or other restrictions on such rights, subject to applicable federal or state securities laws and the terms of this Agreement and except for any such restrictions arising from the qualification of any Subject Shares as Restricted Penny Shares. As of the date hereof, the Stockholders is the beneficial owners (within the meaning of Rule 13d-3 under the Exchange Act) of 5,444,280 Subject Shares, and do not own any other shares of Penny Common Stock.

(b) This Agreement has been duly and validly executed and delivered by Stockholder and, assuming this Agreement constitutes a valid and binding obligation of each of Navy and Red Lion, constitutes a legal, valid and binding agreement of each Stockholder enforceable against each Stockholder in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equitable principles.

(c) The execution, delivery and performance by each Stockholder of this Agreement and the consummation of the transactions contemplated hereby do not and will not (i) conflict with, or result in the breach or termination of or constitute a default (with or without the giving of notice or the lapse of time or both) under any note, bond, mortgage, indenture, contract, agreement, lease, license, permit or other instrument or obligation of any kind to which such Stockholder is a party or by which the Subject Shares are bound; or (ii) violate, or require any consent, approval, or notice under any provision of any judgment, order or decree or any federal, state, local or foreign statute or Law applicable to Stockholder or any of the Subject Shares.

(d) The execution and delivery of this Agreement by each Stockholder does not, and the performance by each Stockholder of its obligations under this Agreement and the consummation by it of the transactions contemplated hereby will not, require any Stockholder to obtain any consent, approval, authorization or permit of, or to make any filing with or notification to, any Governmental Entity, other than the filings of any reports (or amendments thereto) with the SEC.

(e) Each Stockholder understands and acknowledges that each of the parties to the Merger Agreement are entering into the Merger Agreement in reliance upon the execution and delivery of this Agreement by such Stockholder and the representations, warranties and covenants of such Stockholder contained herein. Each Stockholder understands and acknowledges that the Merger Agreement governs the terms of the Merger and the other transactions contemplated thereby.

ARTICLE II

MISCELLANEOUS

Section 2.1 Termination. This Agreement shall terminate in its entirety upon the earliest to occur of (i) the termination of the Merger Agreement in accordance with its terms, (ii) the Effective Time, (iii) any reduction of the Merger Consideration or change in the form of the Merger Consideration, or any (iv) Change in Penny Recommendation; provided, however, that the provisions of this Article II (Miscellaneous) shall survive any termination of this Agreement. In the event of termination of this Agreement, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that the termination of this Agreement shall not prevent any party hereto from seeking any remedies (at law or in equity) against any other party hereto for such party’s breach of any of the terms of this Agreement occurring prior to such termination.

Section 2.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or by facsimile, upon confirmation of receipt, (b) on the first Business Day following the date of dispatch if delivered by a recognized next-day courier service, or (c) on the fifth Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

(i) if to the Stockholders to:

Joshua E. Comstock

c/o C&J Energy Services, Inc.

3990 Rogerdale

Houston, TX 77042

and

(ii) if to Navy and Red Lion, in accordance with Section 9.2 of the Merger Agreement, or to such other persons, addresses or facsimile numbers as may be designated in writing to each other party hereto by the person entitled to receive such communication as provided above.

Section 2.3 Amendments; Waivers; Extensions.

(a) This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

(b) At any time prior to the Effective Time, the parties may, to the extent permitted by applicable law, (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, and (iii) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party. The failure of a party to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of those rights. No single or partial exercise of any right, remedy, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. Any waiver shall be effective only in the specific instance and for the specific purpose for which given and shall not constitute a waiver to any subsequent or other exercise of any right, remedy, power or privilege hereunder.

Section 2.4 Expenses. All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such costs and expenses, whether or not the transactions contemplated by this Agreement or the Merger Agreement are consummated; provided, however, that the fees of counsel for the Stockholders in connection with the negotiation and documentation of this Agreement will be paid by Penny on behalf of the Stockholders.

Section 2.5 Binding Effect; Benefit; Assignment. Neither this Agreement nor any of the rights, interests or obligations of the parties hereunder shall be assigned by either party (whether by operation of law or otherwise) without the prior written consent of the other party, and any attempt to make any such assignment without such consent shall be null and void. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.

Section 2.6 Governing Law. This Agreement and all disputes or controversies arising out of or relating to this Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of law principles of the State of New York (except that (a) all provisions of this Agreement relating to the internal corporate governance of Penny or Merger Sub or to which Delaware law otherwise applies by reason of the internal affairs doctrine shall be governed and construed in accordance with the internal laws of the State of Delaware, and (b) all matters relating to the legal duties of the Board of Directors of Red Lion, the Board of Directors of Navy and their respective members shall be governed by the internal laws of Bermuda).

Section 2.7 Counterparts. This Agreement may be executed in counterparts (including by electronic means), each of which shall be considered one and the same agreement and this Agreement shall become effective when a counterpart signed by each party shall be delivered to the other party, it being understood that both parties need not sign the same counterpart. Delivery of an executed signature page of this Agreement by facsimile or other customary means of electronic transmission (e.g., “pdf”) shall be effective as delivery of a manually executed counterpart hereof.

Section 2.8 Venue; Waiver of Jury Trial.

(a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the courts of the State of New York located in the City of New York, Borough of Manhattan, or of the United States of America sitting in the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the agreements delivered in connection herewith or the transactions contemplated hereby or thereby for any reason other than the failure to serve process in accordance with this Section 2.8, and irrevocably waive the defense of an inconvenient forum or an improper venue to the maintenance of any such action or proceeding. Any service of process to be made in such action or proceeding may be made by delivery of process in accordance with the notice provisions contained in Section 2.2. The consents to jurisdiction set forth in this Section 2.8 shall not constitute general consents to service of process in the State of New York and shall have no effect for any purpose except as provided in this Section 2.8 and shall not be deemed to confer rights on any person other than the parties. The parties agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law. In addition, each of the parties hereto agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and irrevocably waives any and all right to trial by jury with respect to any action related to or arising out of this Agreement.

(b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH OF THE PARTIES HEREBY WAIVES TRIAL BY JURY IN ANY JUDICIAL PROCEEDING DIRECTLY INVOLVING ANY MATTERS (WHETHER SOUNDING IN TORT,

CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 2.8.

Section 2.9 Entire Agreement; Third Party Beneficiaries. This Agreement (including the documents and the instruments referred to herein) (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof and (b) is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 2.10 Severability. Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability and shall not render invalid or unenforceable the remaining terms and provisions of this Agreement or affect the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable.

Section 2.11 Enforcement. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms on a timely basis or were otherwise breached. It is accordingly agreed that, in the event of any breach or threatened breach by any other party of any covenant or obligation contained in this Agreement, the non-breach party shall be entitled (in addition to any other remedy that may be available to it, including monetary damages) to seek and obtain (on behalf of themselves and the third-party beneficiaries of this Agreement) (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation, and (b) an Injunction, restraining such breach or threatened breach. No party or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 2.11, and each party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument.

Section 2.12 Stockholder Capacity. No person executing this Agreement who is or becomes during the term hereof a director or officer of Penny shall be deemed to make any agreement or understanding herein in his or her capacity as such director or officer. Each Stockholder signs solely in his, her or its capacity as the beneficial owner of the Subject Shares and nothing herein shall limit or prohibit any Stockholder or any of its Representatives, in his or her capacity as an officer or director of Penny, from taking any action or failing to take any action in such capacity.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the day and year first above written.

NABORS INDUSTRIES LTD.

By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Corporate Secretary

NABORS RED LION LIMITED

By:	/s/ Mark D. Andrews
	Name:	Mark D. Andrews
	Title:	Director

[Signature Page to Support Agreement]

JOSHUA E. COMSTOCK:

/s/ Joshua E. Comstock
Joshua E. Comstock

JOSHUA E. COMSTOCK TRUST:

/s/ Joshua E. Comstock
Joshua E. Comstock, Trustee

JRC INVESTMENTS, LLC:

/s/ Joshua E. Comstock
Joshua E. Comstock, Sole Member

[Signature Page to Support Agreement]